Exhibit 99.4

Part I - FINANCIAL INFORMATION

Item 1. Financial Statements

COAST CASINOS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

(unaudited)

	March 31, 2004	December 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$47,731	$49,517
Accounts receivable, net	7,194	6,574
Other current assets	26,079	29,914

TOTAL CURRENT ASSETS	81,004	86,005
PROPERTY AND EQUIPMENT, net	742,952	743,283
OTHER ASSETS	10,544	10,647

	$834,500	$839,935

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$11,720	$15,890
Accrued liabilities	55,710	49,091
Construction accounts payable	1,248	3,355
Current portion of long-term debt	1,443	1,376

TOTAL CURRENT LIABILITIES	70,121	69,712
LONG-TERM DEBT, less current portion	450,005	471,543
DEFERRED INCOME TAXES	43,817	41,031
DEFERRED RENT	30,978	30,214

TOTAL LIABILITIES	594,921	612,500

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 1,461,178 shares issued and outstanding	15	15
Treasury stock (33,175 shares)	(3,333)	(3,333)
Additional paid-in capital	95,398	95,398
Retained earnings	147,499	135,355

TOTAL STOCKHOLDERS’ EQUITY	239,579	227,435

	$834,500	$839,935

The accompanying notes are an integral part of these condensed consolidated financial statements.

COAST CASINOS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2004 and 2003

(dollars in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003
OPERATING REVENUES:
Casino	$118,516	$107,928
Food and beverage	31,222	28,538
Hotel	16,069	13,178
Other	13,112	9,993

GROSS OPERATING REVENUES	178,919	159,637
Less: promotional allowances	(14,340)	(13,190)

NET OPERATING REVENUES	164,579	146,447

OPERATING EXPENSES:
Casino	46,224	43,242
Food and beverage	22,048	21,031
Hotel	5,712	5,181
Other	10,494	7,959
General and administrative	30,557	27,117
Deferred rent	764	779
Depreciation and amortization	12,676	11,438

TOTAL OPERATING EXPENSES	128,475	116,747

OPERATING INCOME	36,104	29,700

OTHER INCOME (EXPENSES):
Interest expense, net	(9,253)	(9,264)
Interest capitalized	28	883
Other	(449)	(344)

TOTAL OTHER INCOME (EXPENSES)	(9,674)	(8,725)

INCOME BEFORE INCOME TAXES	26,430	20,975
Income tax provision	9,172	7,267

NET INCOME	$17,258	$13,708

PER SHARE INFORMATION:
Basic net income per share of Common stock	$11.81	$9.38

Diluted net income per share of Common stock	$11.58	$9.23

Dividends declared per share	$3.50	$—

Basic weighted-average shares outstanding	1,461,178	1,461,178

Diluted weighted-average shares outstanding	1,490,154	1,484,543

The accompanying notes are an integral part of these condensed consolidated financial statements.

COAST CASINOS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2004 and 2003

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,258	$13,708

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	12,676	11,438
Net amortization of debt offering costs and original issue premium	428	219
Loss on disposals of assets	449	344
Deferred income taxes	2,786	2,089
Deferred rent	764	779
Changes in assets and liabilities:
Net decrease in accounts receivable and other assets	2,696	405
Net increase in accounts payable and accrued liabilities	2,449	6,711

TOTAL ADJUSTMENTS	22,248	21,985

NET CASH PROVIDED BY OPERATING ACTIVITIES	39,506	35,693

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures, net of amounts in construction accounts payable	(16,210)	(48,843)
Proceeds from sale of assets	1,326	6

NET CASH USED IN INVESTING ACTIVITIES	(14,884)	(48,837)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, including original issue premium, net of financing costs	—	17,820
Principal payments on long-term debt	(294)	(157)
Proceeds from borrowings under bank line of credit	2,000	20,000
Repayments of borrowings under bank line of credit	(23,000)	(21,000)
Dividends paid	(5,114)	—

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(26,408)	16,663

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,786)	3,519
CASH AND CASH EQUIVALENTS, at beginning of period	49,517	37,523

CASH AND CASH EQUIVALENTS, at end of period	$47,731	$41,042

The accompanying notes are an integral part of these condensed consolidated financial statements.

COAST CASINOS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

Background Information

Coast Casinos, Inc. and Subsidiaries (the “Company” or “Coast Casinos”) is a Nevada corporation with no independent assets or operations and serves only as a holding company for Coast Hotels and Casinos, Inc. (“Coast Hotels”), also a Nevada corporation. Coast Casinos changed its name from Coast Resorts, Inc. on July 2, 2002. Through its wholly owned subsidiary, Coast Hotels, the Company owns and operates the following hotel-casinos in Las Vegas, Nevada:

•	The Orleans Hotel and Casino, which opened in December 1996, is located approximately one and one-half miles west of the Las Vegas Strip on Tropicana Avenue.

•	The Gold Coast Hotel and Casino, which opened in December 1986, is located approximately one mile west of the Las Vegas Strip on Flamingo Road.

•	The Suncoast Hotel and Casino, which opened in September 2000, is located near Summerlin in the west end of the Las Vegas valley, approximately nine miles from the Las Vegas Strip.

•	The Barbary Coast Hotel and Casino, which opened in March 1979, is located on the Las Vegas Strip.

Basis of Presentation

The accompanying condensed consolidated interim financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in our annual report on Form 10-K for the year ended December 31, 2003. In the opinion of management, all adjustments and normal recurring accruals considered necessary for a fair statement of the results for the interim periods have been included. The interim results reflected in the unaudited consolidated financial statements are not necessarily indicative of expected results for the full year.

COAST CASINOS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – GENERAL (continued)

Merger Agreement

On February 6, 2004, Coast Casinos entered into a definitive merger agreement with Boyd Gaming Corporation (“Boyd”). Under the agreement, Coast Casinos will merge into a subsidiary of Boyd and become a wholly owned subsidiary of Boyd. Coast will be positioned in Boyd as a separate operating unit managed by the current Coast Casinos management. In the merger, each issued and outstanding share of Coast Casinos common stock held by each Coast Casinos stockholder (other than Michael J. Gaughan, the Chairman and Chief Executive Officer of Coast Casinos, Jerry Herbst, a director and the Treasurer of Coast Casinos, and Franklin Toti, a director and the Vice President of Casino Operations of Coast Casinos) will be converted into the right to receive $550 in cash, unless an election is made by such Coast Casinos stockholder to receive 32.8025 shares of Boyd Gaming common stock for such share of Coast Casinos common stock. The maximum aggregate number of shares of Boyd Gaming common stock issuable in the merger to Coast Casinos stockholders, other than Messrs. Gaughan and Toti, will be 1,009,194 shares, unless an adjustment is required in order to qualify the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The amount of stock consideration and cash consideration that each Coast Casinos stockholder, other than Messrs. Gaughan and Toti, will be entitled to receive at the effective time of the merger will have an aggregate value of at least $550 per share of Coast Casinos common stock exchanged in the merger. Because the aggregate number of shares of Boyd Gaming common stock that may be issued in the merger is limited to 1,009,194 shares, it is possible that a substantial portion of the merger consideration received by each such Coast Casinos stockholder will be in the form of cash consideration, regardless of the election made by such stockholder.

At the effective time of the merger, each issued and outstanding share of Coast Casinos common stock held by Messrs. Gaughan and Toti will be converted into the right to receive 32.8025 shares of Boyd Gaming common stock. In addition, each issued and outstanding share of Coast Casinos common stock held by Mr. Herbst will be converted into the right to receive $550 in cash. The merger was approved in April 2004 by the stockholders of both Coast Casinos and Boyd, and is subject to gaming and other government and regulatory approvals and other customary closing conditions. Stockholders of the Company, representing approximately 56% of the voting power of Coast Casinos shares, have agreed for a period of two years to vote their shares in favor of the Boyd merger and against any other combination. Should, however, the merger agreement be terminated as a result of certain matters set forth therein and, within 30 months after the date of the merger agreement, Coast Casinos enters into a takeover transaction with another entity, a $30.0 million termination fee will be payable to Boyd Gaming on the date of consummation of such takeover transaction. The merger is expected to be completed immediately upon receipt of necessary third party approvals. However, no assurance can be given that all conditions to the consummation of the merger will be satisfied or that the merger will be consummated.

If the merger with Boyd is consummated, holders of the senior subordinated notes will have the right to require the surviving corporation in the merger to purchase the outstanding senior subordinated notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest. Additionally, the consummation of the merger will result in a change of control that will result in a default under the credit agreement. Boyd has advised the Company that it intends to refinance the Company’s bank indebtedness upon consummation of the merger and will purchase any senior subordinated notes tendered for purchase by the holders thereof in accordance with the terms of the indenture governing the senior subordinated notes. However, no assurance can be given that all conditions to the consummation of the merger will be satisfied or that the merger will be consummated.

COAST CASINOS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - LONG-TERM DEBT

Long-term debt consists of the following as of March 31, 2004 and December 31, 2003:

	March 31, 2004	December 31, 2003
	(in thousands)
9.5% senior subordinated notes due April 2009, with interest payable semi-annually on April 1 and October 1, including unamortized original issue premium of $3,529 in 2004 and $3,706 in 2003	$328,529	$328,706
Senior secured credit facility - $225.0 million revolving line of credit due September 2008, collateralized by substantially all of the assets of Coast Hotels and Casinos, Inc.	30,000	51,000
Senior secured credit facility - $75.0 million term loan due September 2008, collateralized by substantially all of the assets of Coast Hotels and Casinos, Inc.	75,000	75,000
Variable-rate note due March 2009, collateralized by 1996 Canadair Challenger aircraft	17,880	18,000
Other notes payable	39	213

	451,448	472,919
Less: current portion	1,443	1,376

	$450,005	$471,543

In March 1999, Coast Hotels issued $175.0 million principal amount of 9.5% senior subordinated notes with interest payable on April 1 and October 1 of each year through their maturity in March 2009. On February 2, 2001, Coast Hotels issued an additional $50.0 million principal amount of senior subordinated notes. The net proceeds of approximately $49.1 million were used to reduce borrowings under its senior secured credit facility. On March 19, 2002 Coast Hotels issued an additional $100.0 million principal amount of senior subordinated notes. The notes were issued at a $5.0 million premium to par value and the net proceeds of approximately $103.2 million were used to reduce borrowings under the senior secured credit facility. The notes issued in 2001 and 2002 were issued under the same indenture and have the same terms, interest rate and maturity date as the $175.0 million principal amount of senior subordinated notes issued in 1999. Coast Casinos is a full and unconditional guarantor of this indebtedness.

In February 2003, Coast Hotels borrowed $18.0 million under a secured loan agreement, collateralized by a Company-owned aircraft. The proceeds were used to reduce borrowings under the then existing credit facility. The loan bears interest at a premium of 2.25% over the 30-day London Interbank Offered Rate (“LIBOR”), which is adjusted monthly. As of March 31, 2004, the interest rate was 3.34%, and for the three months ended March 31, 2004, the weighted average interest rate was 3.36%. Commencing on March 28, 2004, Coast Hotels began making required monthly principal payments of $120,000 plus interest on the unpaid balance. A balloon payment of the remaining principal balance is due in February 2009.

COAST CASINOS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - LONG-TERM DEBT (continued)

In September 2003, Coast Hotels replaced its senior secured revolving credit facility due September 2004 with a $300.0 million senior secured credit facility due September 2008, comprised of a $225.0 million revolving credit facility and a $75.0 million term loan. Subject to the satisfaction of certain conditions, Coast Hotels may increase the commitments under the senior secured credit facility by up to $50.0 million. Coast Casinos is a full and unconditional guarantor of this indebtedness. Borrowings under the senior secured credit facility bear interest, selected at Coast Hotels’ option, at a premium over a base rate or the one-, two-, three- or six-month Eurodollar Rate (“Eurodollar”). The premium varies depending on a certain financial ratio and can vary, if determined by reference to the base rate, between 0.5% and 1.25% and, if determined by reference to Eurodollar, between 1.75% and 2.5%. As of March 31, 2004, using the one-month Eurodollar option, the premium over Eurodollar was 2.00% and the interest rate was 3.09%. For the three months ended March 31, 2004, the weighted average interest rate for the senior secured credit facility was 3.11%. Coast Hotels incurs a commitment fee, payable quarterly in arrears, on the unused portion of the senior secured credit facility. This fee varies depending on a certain financial ratio and can vary between 0.375% and 0.5% per annum. As of March 31, 2004, the fee was 0.375% per annum times the average unused portion of the facility.

In accordance with the terms of the senior secured credit facility, commencing on December 31, 2005 and each quarter thereafter, Coast Hotels is required to repay the $75.0 million term loan in an amount equal to 8.3333% of the principal amount of the term loan then outstanding. Advances under the senior secured credit facility may be used for working capital, general corporate purposes, and certain improvements to existing properties. As of March 31, 2004, all of the $75.0 million term loan was outstanding and $30.0 million was drawn on the $225.0 million revolving line of credit with $194.9 million of availability remaining (net of a letter of credit of $119,000).

The credit agreement governing the senior secured credit facility contains covenants that, among other things, limit the ability of Coast Hotels to pay dividends or make advances to Coast Casinos, to make certain capital expenditures, to repay certain existing indebtedness, to incur additional indebtedness or to sell material assets of the Company or Coast Hotels. Additionally, the credit agreement requires that Coast Hotels maintain certain financial ratios with respect to its leverage and fixed charge coverage. Coast Hotels is also subject to certain covenants associated with the indenture governing the senior subordinated notes, including, in part, limitations on certain restricted payments, the incurrence of additional indebtedness and asset sales. As of March 31, 2004, the net assets of Coast Hotels amounted to $239.9 million, of which $224.4 million was restricted under the terms of the indenture governing the senior subordinated notes. Management believes that, at March 31, 2004, Coast Hotels was in compliance with all covenants and required ratios.

COAST CASINOS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – PROMOTIONAL ALLOWANCES

The retail value of hotel accommodations and food and beverage items provided to customers without charge is included in gross revenues and then deducted as promotional allowances, to arrive at net revenues. The following is a breakdown of these complimentary revenues for the three months ended March 31, 2004 and 2003:

	Three Months Ended March 31,
	2004	2003
Complimentary revenues:
Food and beverage	$11,401	$10,618
Hotel	1,979	1,657
Other	960	915

Promotional allowances	$14,340	$13,190

The estimated cost of providing these complimentary services is as follows for the three months ended March 31, 2004 and 2003:

	Three Months Ended March 31,
	2004	2003
Food and beverage	$10,739	$10,256
Hotel	624	572
Other	303	313

	$11,666	$11,141

The cost of promotional allowances has been allocated to expense as follows for the three months ended March 31, 2004 and 2003:

	Three Months Ended March 31,
	2004	2003
Casino	$10,905	$10,241
General and administrative	761	900

	$11,666	$11,141

COAST CASINOS, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 -EARNINGS PER SHARE

Basic net income per common share excludes dilution and is computed by dividing income applicable to common shareholders by the weighted-average number of common shares outstanding. Diluted net income per common share is computed based on the weighted-average number of common shares outstanding after consideration of the dilutive effect of stock options.

The computations of basic net income per common share and diluted net income per common share, for the three months ended March 31, 2004 and 2003, are as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2004	2003
Net income applicable to computations	$17,258	$13,708

Weighted-average common shares applicable to net income per common share	1,461,178	1,461,178
Effect of dilutive securities:
Stock option incremental shares	28,976	23,365

Weighted-average common shares applicable to net income per common share, assuming dilution	1,490,154	1,484,543

Basic net income per share of common stock	$11.81	$9.38

Diluted net income per share of common stock	$11.58	$9.23

NOTE 5 – DIVIDENDS

On February 5, 2004, the Company paid a dividend of $3.50 per common share to shareholders of record at the close of business on January 26, 2004. On January 26, 2004, there were 1,461,178 shares outstanding, and the dividend paid totaled $5,114,000.